CUSIP No. 60937P106	SCHEDULE 13G	Page 1 of 1 Page

EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G relating to the common stock of MongoDB, Inc., and any further amendments thereto, to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2018

Sequoia Capital U.S. Growth Fund IV, L.P
Sequoia Capital USGF Principals Fund IV, L.P.

By: SCGF IV Management, L.P.
General Partner of Each

By: SC US (TTGP), Ltd. its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

SCGF IV Management, L.P.

By: SC US (TTGP), Ltd. its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

Sequoia Capital U.S. Venture 2010 Partners Fund (Q), LP
Sequoia Capital U.S. Venture 2010 Partners Fund, LP
Sequoia Capital U.S. Venture 2010 Fund, LP

By: SC U.S. Venture 2010 Management, L.P.
General Partner of Each

By: SC US (TTGP), Ltd. its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

SC U.S. Venture 2010 Management, L.P.

By: SC US (TTGP), Ltd. its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

SC US (TTGP), Ltd.

By:	/s/ Douglas Leone
Douglas Leone, Managing Director